UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2006

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida

000-28179

59-3404233

(State or other jurisdiction

           (Commission File Number)

(IRS Employer

of incorporation)

Identification Number)

1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

_______________________________________________________________________________________________________

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 2.01.

Mortgage on Property

On February 24, 2005 Ableauctions.com, Inc. (the “Registrant”), through its assignee and wholly owned subsidiary, 0716590 B.C. Ltd, purchased a 21,946 square foot commercial building and property that it currently occupies along with two other tenants, located at 1963 Lougheed Highway, Coquitlam, British Columbia, Canada (the “Property”).  The purchase price of the Property was $2,221,316.

On October 11, 2006, the Registrant borrowed arranged a credit facility of $1,022,951 from the Royal Bank of Canada secured by a charge against the Property and a guarantee from the Registrant.  The credit facility is an open loan provided to the Registrant at an interest rate of prime plus 0.50%.  The proceeds from the credit facility are for use by the Registrants subsidiary Axion Investment Corporation (formerly Stanford Development Corporation) to expand its business of real property management and third party loans.

Item 9.01.

Financial Statements and Exhibits.

Exhibit 10.1

Agreement between the Royal Bank of Canada and  0716590 B.C. Ltd.

Exhibit 10.2    Guarantee and Postponement of Claim

Exhibit 10.3

Mortgage Document

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

/s/ Abdul Ladha

Abdul Ladha, Chief Executive Officer

Dated:  October 20, 2006